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                                                                    EXHIBIT 99.3
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                 LEARMONTH & BURCHETT MANAGEMENT SYSTEMS, PLC

                1996 NON-EMPLOYEE DIRECTORS' SHARE OPTION PLAN


     1. Purpose. The purpose of this 1996 Non-Employee Directors' Share Option Plan (the "Plan") is to advance the interests of Learmonth & Burchett Management Systems, Plc (the "Company") by enhancing the ability of the Company to attract new non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's Ordinary Shares (the "Shares").

     2. Administration. The Plan will be administered by a Committee (the "Committee") of the Board of Directors of the Company (the "Board") and shall consist of at least two directors. Each of the Committee members shall be a "Non-employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. No member of the Committee may vote on the grant of an option to himself.

     The Committee shall have authority, not inconsistent with the express provisions of the Plan (a) to grant options on Shares or ADSs ("Options") at such time or times as it may choose (subject to Section 3); (b) to determine the number of Shares or American Depositary Shares (ADSs) subject to the Options;
(c) to determine the terms and conditions of each Option; (d) to waive compliance by an Eligible Director (as defined below) with any obligations to be performed by the Eligible Director under an Option and waive any term or condition of an Option (subject to Section 14); (e) to amend or cancel an existing Option in whole or in part (and if an Option is canceled, grant another Option in its place on such terms as the Committee shall specify), or settle any Option by paying the cash value of the Shares or ADSs otherwise issuable, except that the Committee may not, without the consent of the holder of an Option, take any action under this clause with respect to such Option if such action would adversely affect the rights of such holder; (f) to prescribe the form or forms of instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (g) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (h) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.

     3. Eligibility of Directors for Share Options. Directors eligible to receive Options under the Plan ("Eligible Directors") shall be those directors who are not, at the time they become an Eligible Director, employees of the Company or of any subsidiary of the Company and (i) who are directors on the Effective Date of this Plan (which shall be the eligibility date for such directors) or (ii) who are first elected a director of the Company after the Effective Date of this Plan (which election date shall be the eligibility date for any such director).
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     4.  Grant of Options; Exercise Price.  The Committee may, at such time or times as it may choose, grant Options to any Eligible Director; provided, however, that any Options granted to Eligible Directors who are residents of the United States shall be Options on ADSs. The exercise price and other terms and conditions of such Options shall be determined by the Committee. All Options shall expire ten years after the effective date of grant.

     5. Number of Shares. The number of Shares which may be issued upon the exercise of Options granted under the Plan, including Shares forfeited pursuant to Section 7 and 8, shall not exceed 500,000 Shares in the aggregate, subject to increase under Section 11, which increases and appropriate adjustments as a result thereof shall be made by the Committee, whose determination shall be binding on all persons.

     6. Shares to be Delivered. Shares to be delivered pursuant to an Option granted under this Plan shall constitute an original issue of authorized Shares. The Board and the proper officers of the Company shall take any appropriate action required for such delivery. No fractional Shares shall be delivered under the Plan.

     The Company will not be obligated to deliver any Shares or ADSs pursuant to the Plan (a) until all conditions of the Option have been satisfied, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the Company's Ordinary Shares or ADSs are at the time listed on NASDAQ or any other stock exchange, until the Shares or ADSs to be delivered have been listed or authorized to be listed on NASDAQ or such other exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of the Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Options, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

     If an Option is exercised by the Eligible Director's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     7. Exercisability; Exercise; Payment of Exercise Price. Each Option shall become exercisable at such time or times, and on such conditions, as the Committee shall specify. The Committee may at any time and from time to time accelerate the time at which all or any part of an Option may be exercised, provide for the acceleration of the exercisability of any Option upon the occurrence of certain events, or extend the time by which an Option must be exercised (e.g., following death or termination of employment) up to the latest day by which such Option could be exercised without regard to Section 8 hereof.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full as provided below for the number of Shares for which the Option is exercised.
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     The exercise price of Shares purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if permitted by the Committee, by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Committee, or (3) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (4) by any combination of the permissible forms of payment.

     To the extent Shares covered under an Option are not delivered because the Option lapses or is terminated, such forfeited Shares may be regranted in another Option within the limits set forth in Section 5.

     8.  Termination of Options.

     a. If an Eligible Director ceases to be a director by reason of death or total and permanent disability (as determined by the Committee), the following will apply:

     All Options held by the Eligible Director that are not exercisable on the thirtieth day after termination of the Eligible Director's status as a director will terminate as of such date. All Options that are exercisable as of said thirtieth day will continue to be exercisable until the earlier of (1) the first anniversary of the date on which the Eligible Director's status as a director ended or (2) the date on which the Option would have terminated had the Eligible Director remained a director, and after completion of that period, such Options shall terminate to the extent not previously exercised, expired or terminated. The Option may be exercised within the above limits by the Eligible Director's legal representative.

     b. If an Eligible Director's service with the Company terminates for any reason other than death or incapacity as provided above, all Options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of such termination (other than termination upon a removal for cause, in which event all Options shall immediately terminate) shall continue to be exercisable until the earlier of (1) three months thereafter or
(2) the date on which the Option would have terminated had the director remained an Eligible Director, and after completion of that period, such Options shall terminate to the extent not previously exercised, expired or terminated.

     c. Change in Control. Notwithstanding Section 8(b) above, if an Eligible Director ceases to be a director following a "Change in Control" (as defined in Section 9(a)), and if the Shares or ADSs are, following such change in control, traded on a major stock exchange or inter-dealer quotation system in the United States or elsewhere (including the NASDAQ or the EASDAQ), any Options that were exercisable immediately before the termination will continue to be exercisable for the full period during which it could be exercised.

     9.  CHANGE OF CONTROL; SALE OF ASSETS.

     a. In the event of a Change of Control, all outstanding Options shall become
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immediately exercisable in full. For the purposes of this plan, a "Change in
Control" shall mean any of the following:

          (i) any Person or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than the Company or any of its Affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities representing thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Company;

          (ii) there occurs any sale of all or substantially all of the assets of the Company;

          (iii) within eighteen months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board;

          (iv) within eighteen months after proxies are solicited for voting securities of the Company by persons other than the Company or its Board, individuals who were directors of the Company immediately prior to such transaction cease to constitute a majority of the Board;

          (v) any Person or "group," other than the Company or any of its affiliates, obtains control if the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

          (vi) any Person or "group," other than the Company or any of its affiliates, acquires all or the major part of the undertaking of the Company pursuant to a reorganization under Section 110 of the Insolvency Act 1986.

          (vii) "Change in Control" shall not include a change in legal domicile or any sale, reorganization, compromise or arrangement or other transaction which the Board determines in its discretion acting in good faith to be effected in order to change the legal domicile of the Company or the holding company of the Company's group of companies and which leaves control of the Company substantially unaffected or control of the holding company in the same hands as control of the Company prior to such transaction.

     b. In the event of the sale of all or substantially all of the assets of the Company, all outstanding Options shall remain exercisable for a period of six months following such sale, or for such shorter period (but in no event less than 30 days) as may be provided in any arrangement for the liquidation of the Company.

     10.  General Provisions

     a. Documentation of Options. Options will be evidenced by written instruments
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prescribed by the Committee from time to time. Such instruments may be in the form of agreements, to be executed by both an Eligible Director and the Company, or certificates, letters or similar instruments, which need not be executed by an Eligible Director but acceptance of which will evidence agreement to the terms thereof.

     b. Rights as a Shareholder. An Option holder shall not have the rights of a stockholder with respect to Options under the Plan except as to Shares actually received by him or her under the Plan.

     c.  Tax Withholding.   The Eligible Director or other appropriate person
shall remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares. [IF AND TO THE EXTENT THAT SUCH WITHHOLDING IS REQUIRED, THE COMMITTEE MAY PERMIT THE ELIGIBLE DIRECTOR SUCH OTHER PERSON TO ELECT AT SUCH TIME AND IN SUCH MANNER AS THE COMMITTEE PROVIDES TO HAVE THE COMPANY HOLD BACK FROM THE SHARES TO BE DELIVERED, OR TO DELIVER TO THE COMPANY, STOCK HAVING A VALUE CALCULATED TO SATISFY THE WITHHOLDING REQUIREMENT.]

     d. Nontransferability of Options. No Option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an Option may be exercised only by the director (or, in the event of the director's incapacity, the person or persons legally appointed to act on the director's behalf).

     11.  Adjustments in the Event of Certain Transactions.

     a. In the event of a Share dividend, Share split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to common Shareholders other than normal cash dividends, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan under Section 5 above.
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       b.  In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares or securities subject to Options then outstanding or subsequently granted, exercise prices relating to Options and any other provision of Options affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

       12. Fair Market Value. For purposes of the Plan, Fair Market Value of a Share or ADS on any date will be the average of the bid and asked prices in the over-the-counter market with respect to the Company's ADSs, as reported by the National Association of Securities Dealers, Inc. ("NASD") Automated Quotations System or such other similar system then in use (or by the appropriate equivalent closing price if the ADSs are then listed on any Share exchange or is included in the NASD National Market System), on that date; or, if on any such a date such Share or ADS is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Share or ADS, as furnished by a professional market maker making a market in such Share or ADS selected by the Committee; or if such prices are not available, the fair market value of such Share or ADS as of such date as determined in good faith by the Committee.

       13. Effective Date and Term. This Plan, having been approved by the Board of Directors on September 26, 1996, shall become, in accordance with the terms of the approving vote of the Board, effective immediately (the "Effective Date"), subject to approval of this Plan by vote of a majority of the Shareholders of the Company present and eligible to vote on the question at an annual or special meeting of Shareholders held not later than September
  1, 1997.   Options may be granted under the Plan prior to the date of
  Shareholder approval, and Options so granted shall be effective on the effective date of grant subject to Shareholder approval of the Plan as provided in this Section. No Options may be awarded under this Plan after August 2, 2006, but the Plan shall continue thereafter while previously awarded Options remain subject to the Plan.

       14. Effect of Termination, and Amendment. Neither adoption of the Plan nor the grant of Options to an Eligible Director shall confer upon any person any right to continued status as a director with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate a director relationship at any time or shall affect the Company's right to grant to such director Options or other Share awards that are not subject to the Plan, to issue to such director Shares as a bonus or otherwise, or to adopt other plans or arrangements under which Shares may be issued to directors.
  The Committee may at any time terminate the Plan as to any further grants of Options. The Committee may at any time or times amend the Plan for any purpose which may at the time be permitted by law, but in no event (except to comply with the provisions of the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder more than once in any six-month period.

  As adopted by the Board of Directors on September 26, 1996.